Exhibit 23.3








                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 1999 (the "Form 10-K"), the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-8 (Registration No. 33-67332), and the incorporation by reference of the Form 10-K into the Company's Registration Statement on Form S-3 (Registration No. 33-72236).
                                           Cawley, Gillespie & Associates, Inc.



                                           By:  /s/ Aaron Cawley
                                                -------------------------
                                                    Aaron Cawley, P.E.
                                                 Executive Vice President



Fort Worth, Texas
March 15, 2000


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